Exhibit 99.1

Aeluma Provides Second Quarter 2024 Results

GOLETA, CA – February 12, 2024 – Aeluma, Inc. (OTCQB:ALMU), a semiconductor company specializing in scalable, cost-effective technologies for LiDAR (light detection and ranging), communication, and sensing, today provided a corporate update and announced financial results for the second quarter of fiscal 2024, ended December 31, 2023.

Recent Company Highlights

●	Increased sequential revenue in the quarter, derived from previously announced Navy contracts and existing customer contract

●	Appointed semiconductor industry veteran, Craig Ensley, to Board of Directors

●	Exhibited and presented at SPIE Photonics West, the world’s premier event for lasers, biomedical optics and biophotonic technologies, quantum, and optoelectronics, January 30 - February 1, 2024

●	Awarded government funding from U.S. Office of Secretary of Defense to develop foundry-scale, CMOS-Compatible quantum materials

Management Commentary

“The early revenues are indicative of the rapid progress we are making to demonstrate our technology in multiple applications,” said Aeluma Founder and CEO, Jonathan Klamkin, Ph.D. “We believe the government and research contracts, along with industry sampling, are the preliminary steps toward broad adoption of our technology, in the automotive LiDAR, mobile, AR/VR, quantum, communication, and defense & aerospace markets. There is a high demand for high-performance, cost-effective, and scalable semiconductors, and we are positioning our technology to impact a range of market verticals.”

Financial Results

During the quarter ended December 31, 2023, revenue was $262,992, compared to $32,400 in the quarter ended September 30, 2023 and $0 in the quarter ended December 30, 2022.

The Company incurred a net loss of $1.13 million, or $0.09 per basic and diluted share, for the quarter ended December 31, 2023, compared to a net loss of $1.48 million, or $0.12 per basic and diluted share, for the quarter ended September 30, 2023 and a net loss of $1.08 million, or $0.10 per basic and diluted share, for the quarter ended December 31, 2022.

The Company had $2.42 million in cash and cash equivalents as of December 31, 2023, compared to $5.07 million as of June 30, 2023.

The total number of shares outstanding was 12,167,930 as of December 31, 2023.

Note about Non-GAAP Financial Measures

This press release includes and makes reference to certain non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Aeluma believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Aeluma believes that these non-GAAP financial measures provide additional insight into Aeluma’s ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate Aeluma’s results of operations in conjunction with the corresponding GAAP measures. The non-GAAP results exclude the effect of stock-based compensation, depreciation and amortization.

A reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this press release.

About Aeluma, Inc.

Aeluma (www.aeluma.com) develops novel optoelectronics for sensing and communication applications. Aeluma has pioneered a technique to manufacture semiconductor chips using high-performance compound semiconductor materials on large-diameter substrates that are commonly used for mass-market microelectronics. The technology has the potential to enhance performance and scale manufacturing, both of which are critical for emerging applications. Aeluma is developing a streamlined business model from its headquarters in Santa Barbara, California that has a state-of-the-art manufacturing cleanroom. Its transformative semiconductor chip technology may impact a variety of markets including automotive LiDAR, mobile, defense & aerospace, AR/VR, AI, quantum, and communication. Aeluma differentiates itself with unique semiconductor manufacturing capability, proprietary technology, the ability to perform rapid prototyping, and a broad set of product offerings.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the Company’s expectations regarding its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on the Company’s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Company

Aeluma, Inc.

(805) 351-2707

info@aeluma.com

Investor Contact:

Bishop IR

Mike Bishop

(415) 894-9633

ir@aeluma.com

Aeluma, Inc. and Subsidiary

Consolidated Balance Sheets (unaudited)

	December 31, 2023	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$2,423,054	$3,757,227	$3,062,316
Accounts receivable	192,992	10,900	-
Deferred compensation, current portion	27,925	27,925	481,544
Prepaids and other current assets	155,647	224,015	219,300
Total current assets	2,799,618	4,020,067	3,763,160
Property and equipment:
Equipments	1,373,946	1,216,253	646,242
Leasehold improvements	546,864	547,367	541,559
Accumulated depreciation	(430,728)	(369,479)	(188,834)
Property and equipment, net	1,490,082	1,394,141	998,967
Intangible assets	8,333	9,083	11,333
Right of use asset - facility	1,012,342	1,052,318	413,838
Deferred compensation, long term portion	6,171	13,152	-
Other assets	13,014	13,014	13,014
Total assets	$5,329,560	$6,501,775	$5,200,312

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$162,823	$319,886	$171,383
Accrued expenses and other current liabilities	163,900	156,942	97,706
Lease liability, current portion	124,145	121,893	159,582
Total current liabilities	450,868	598,721	428,671
Lease liability, long term portion	1,006,736	1,038,497	378,222
Total liabilities	1,457,604	1,637,218	806,893
Commitments and contingencies	-	-	-
Stockholders’ equity:
Preferred stock	-	-	-
Common stock	1,217	1,217	1,132
Additional paid-in capital	15,543,634	15,407,715	10,685,361
Accumulated deficit	(11,672,895)	(10,544,375)	(6,293,074)
Total stockholders’ equity	3,871,956	4,864,557	4,393,419
Total liabilities and stockholders’ equity	$5,329,560	$6,501,775	$5,200,312

Aeluma, Inc. and Subsidiary

Consolidated Statements of Operations (unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenue	$262,992	$32,400	$-	$295,392.00	$-
Operating expenses:
Cost of revenue	136,767	15,139	-	151,906	-
Research and development	651,099	834,869	767,784	1,485,968	1,604,260
General and administrative	603,925	665,103	387,110	1,269,028	1,117,321
Total expenses	1,391,791	1,515,111	1,154,894	2,906,902	2,721,581
Loss from operations	(1,128,799)	(1,482,711)	(1,154,894)	(2,611,510)	(2,721,581)
Other income:
Sub-lease rental income and other income	-	-	74,165	-	110,516
Interest income	279	402	180	681	475
Total other income	279	402	74,345	681	110,991
Loss before income tax expense	(1,128,520)	(1,482,309)	(1,080,549)	(2,610,829)	(2,610,590)
Income tax expense	-	-	-	-	-
Net loss	$(1,128,520)	$(1,482,309)	$(1,080,549)	$(2,610,829)	$(2,610,590)
Loss per share - basic and diluted	$(0.09)	$(0.12)	$(0.10)	$(0.21)	$(0.24)
Weighted average common shares outstanding - basic and diluted	12,167,930	12,669,229	10,795,872	12,418,579	10,722,937

Aeluma, Inc. and Subsidiary

Reconciliation of GAAP and Non-GAAP Net Loss (unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
GAAP net loss	$(1,128,520)	$(1,482,309)	$(1,080,549)	$(2,610,829)	$(2,610,590)
Adjustments:
Stock-based compensation - Stock option	135,919	240,577	107,361	376,496	177,451
Consulting and advisory - Restricted stock award	6,981	11,957	216,977	18,938	491,954
Depreciation	61,249	69,034	53,089	130,283	91,847
Amortization	750	750	750	1,500	1,500
Total adjustments to GAAP net loss	204,899	322,318	378,177	527,217	762,752
Non-GAAP net loss	$(923,621)	$(1,159,991)	$(702,372)	$(2,083,612)	$(1,847,838)

GAAP net loss per share - basic and diluted	$(0.09)	$(0.12)	$(0.10)	$(0.21)	$(0.24)
Adjustment	0.01	0.03	0.03	0.04	0.07
Non-GAAP net loss per share - basic and diluted	$(0.08)	$(0.09)	$(0.07)	$(0.17)	$(0.17)

Aeluma, Inc. and Subsidiary

Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended
	December 31, 2023	December 31, 2022
Operating activities:
Net loss	$(2,610,829)	$(2,610,590)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred compensation	18,938	491,954
Stock-based compensation expense	376,496	177,451
Depreciation and amortization expense	131,783	93,347
Change in accounts receivable	(3,753)	-
Change in prepaids and other current assets	(135,704)	(191,638)
Change in accounts payable	(298,974)	57,283
Change in accrued expenses and other current liabilities	41,698	(19,002)
Net cash used in operating activities	(2,480,345)	(2,001,195)
Investing activities:
Purchase of equipment	(164,290)	(26,629)
Payment for leasehold improvements	-	(77,197)
Net cash used in investing activities	(164,290)	(103,826)
Financing activities:
Repurchase of common stock	(4,001)	-
Proceeds from Private Placement, net of offering costs	-	1,426,615
Net cash (used in) provided by financing activities	(4,001)	1,426,615
Net change in cash	(2,648,636)	(678,406)
Cash, beginning of period	5,071,690	3,740,722
Cash, end of period	$2,423,054	$3,062,316

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